                                  SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]    Preliminary Information Statement
[X]    Definitive Information Statement
[ ]    Confidential, for Use of the Commission Only
       (as permitted by Rule 14c-5(d)(2))

                               PICK-UPS PLUS INC.
                (Name of Registrant As Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which the transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]    Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                               PICK-UPS PLUS INC.
             4360 FERGUSON DRIVE, SUITE 120, CINCINNATI, OHIO 45245


                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY



                                                            New York, New York
                                                            August 20, 2003

              This information statement has been mailed on or about August 20, 2003 to the stockholders of record on August 19, 2003 (the "Record Date") of Pick-Ups Plus Inc., a Delaware corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of June 23, 2003. The actions to be taken pursuant to the written consent shall be taken on or about September 11, 2003, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                                        By Order of the Board of Directors,

                                              /s/ Robert White
                                                 Secretary

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED JUNE 23, 2003

To Our Stockholders:

         NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of a majority of stockholders dated June 23, 2003, in lieu of a special meeting of the stockholders. Such action will be taken on or about September 11, 2003:

         The Company's Certificate of Incorporation, as amended, will be amended as follows:

               (a) increase the number of authorized shares of common stock, par value $.001 per share (the "Common Stock"), of the Company from 100,000,000 shares to 250,000,000 shares; and

               (b) authorize the creation of 10,000,000 shares of blank check preferred stock.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         As of the Record Date, the Company's authorized capitalization consisted of 100,000,000 shares of Common Stock, of which 87,433,997 shares were issued and outstanding as of the Record Date, and 5,000,000 shares of Preferred Stock, of which no shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

         Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by resolution dated June 23, 2003; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

         Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on September 11, 2003, 2003.

         The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

         This Information Statement will serve as written notice to stockholders pursuant to Section 222 of the General Corporation Law of the State of Delaware.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

         On June 23, 2003, the majority stockholders of the Company approved an amendment to the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 100,000,000 to 250,000,000 and to authorize the creation of 10,000,000 shares of "blank check" preferred stock. The Company currently has authorized capital stock of 100,000,000 shares and approximately 87,433,997 shares of Common Stock are outstanding as of the Record Date and, 5,000,000 shares of Preferred Stock, of which no shares were issued and outstanding as of the Record Date. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions. The Company anticipates that the "blank check" preferred stock will be designated into classes as deemed appropriate by the Company in the future.

INCREASE IN AUTHORIZED COMMON STOCK

         The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

         As of the Record Date, a total of 87,433,997 shares of the Company's currently authorized 100,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

         The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

         Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

         o    SECURED CONVERTIBLE DEBENTURE

         To obtain funding for its ongoing operations, the Company entered into a Securities Purchase Agreement with one accredited investor on June 25, 2003 for the sale of $180,000 in convertible debentures. To date, the investor has provided the Company with an aggregate of $180,000. The investor was only initially required to provide us with the final funding in the amount of $80,000 upon obtaining shareholder approval authorizing an increase in the Company's authorized shares of common stock and filing of a registration statement with the Securities Exchange Commission registering the shares of common stock underlying. However, the investor provided the final $80,000 in funding on July 28, 2003. The Company used the proceeds generated from the sale of the secured convertible debentures for general working capital purposes including payment of professional fees, payroll and rent and the purchase of resale merchandise.

         The debentures issued pursuant to the June 2003 Securities Purchase Agreements bear interest at 5%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option at anytime within 90 days from June 25, 2003, at the lower of the following

         o    $0.03; or
         o eighty percent (80%) of the average of the three (3) lowest daily volume weighted average prices of the common stock for the five
              (5) trading days immediately preceding the conversion date.

         In the event that the investor elects to convert the convertible debentures rather then seek repayment, then the Company will be required to issue an indeterminable amount of shares of common stock as a result of the continuously adjustable conversion feature of the debentures. As of July 3, 2003, based on market price of $.02 per share, the investor would be entitled to convert the debentures at a conversion price of $.016, which is a 20% discount to the market price. At a conversion rate of $.016, the $180,000 debenture is convertible into 11,250,000 shares of common stock. If the Company's stock price should decrease, the Company will be required to issue substantially more shares, which will cause dilution to the Company's existing stockholders. There is no upper limit on the number of shares that may be issued, which will have the effect of further diluting the proportionate equity interest and voting power of holders of the Company's common stock.

         The full principal amount of the convertible debentures are due upon default under certain terms of convertible debentures. The Company is obligated to register the resale of the conversion shares issuable upon conversion of the debenture under the Securities Act of 1933, as amended, no later than thirty (30) days from July 26, 2003. In addition, management is also obligated, pursuant to the Securities Purchase Agreement, to vote in favor of an increase in the Company's common stock as well as to recommend such increase to the Company's stockholders. In the event that the increase in the Company's authorized common stock is not approved, an event of default will exist upon the Company's failure to rectify such default within ten days of receipt of a notice of default from the investor and the investor may demand that all interest owed on the secured convertible debenture be paid in either cash or common stock. Furthermore, upon the event of default, the investor is entitled to take possession of the 9,000,000 shares of common stock that were pledged to the investors as collateral by Merrit Jesson, Donald Quarterman and Robert Ellis, three shareholders of the Company. Merrit Jesson serves as a consultant to the Company. The following are the risks associated with entering into the Securities Purchase Agreement:

         THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES, THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK

         As of July 23, 2003, we had 83,743,997 shares of common stock issued and outstanding. Furthermore, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures and the sale of shares pursuant to our equity line may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon sale pursuant to the equity line, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

         THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

         Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of July 22, 2003 of $0.02.

                                                   NUMBER          % OF
         % BELOW      PRICE PER    WITH DISCOUNT   OF SHARES       OUTSTANDING
         MARKET       SHARE           AT 20%       ISSUABLE        STOCK
         ------       -----           ------       --------        -----

         25%          $.015           $.012         15,000,000     15.19%
         50%          $.01            $.008         22,500,000     21.18%
         75%          $.005           $.004         45,000,000     34.95%

         As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

         THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

         The convertible debentures are convertible into shares of our common stock at a 20% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

         THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

         The issuance of shares upon conversion of the convertible debentures may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

         IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

         In June 2003, we entered into a Securities Purchase Agreement for the sale of an aggregate of $180,000 principal amount of convertible debentures. The convertible debentures are due and payable, with 5% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. Any event of default could require the early repayment of the convertible debentures, if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

         o  EQUITY LINE OF CREDIT

         On June 25, 2003, the Company entered into an equity line of credit with one investor. Pursuant to the equity line of credit, the Company may, at its discretion, periodically sell to the investor shares of common stock for a total purchase price of up to $2,000,000. The Company expects to use the funds generated from the Equity Line of Credit for the purchase of resale merchandise, for activities associated with the growth of our business including advertising and marketing and general working capital purposes. For each share of common stock purchased under the equity line of credit, the investor will pay 95% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. The investor, Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain 7% of each advance under the equity line of credit. In addition, the Company engaged Katalyst Securities LLC, a registered broker-dealer, to advise us in connection with the equity line of credit. For its services, Katalyst Securities LLC received 588,235 shares of our common stock. The Company is obligated to prepare and file with the Securities and Exchange Commission a registration statement to register the resale of the shares issued under the equity line of credit agreement prior to the first sale to the investor of the Company's common stock.

         There are a large number of shares issuable upon use of the Company's equity line and the sale of these shares may depress the market price of the Company's common stock. The issuance and sale of shares upon delivery of an advance by the investor pursuant to the equity line of credit in the amount up to $2,000,000 are likely to result in substantial dilution to the interests of other stockholders. There is no upper limit on the number of shares that the Company may be required to issue. The common stock to be issued under the equity line of credit will be issued at a 5% discount to the lowest closing bid price for the five days immediately following the notice date of an advance. These discounted sales could cause the price of the Company's common stock to decline. Although the Company is only entitled receive an advance in maximum increments of $35,000, if the Company elected to accept the entire equity line of $2,000,000, then the Company would be required to issue 105,263,158 shares of common stock, based on the current market price of $.02. The following are the risks associated with the equity line of credit:

          THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR EQUITY LINE THAT WE ARE REQUIRED TO REGISTER AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

         The issuance and sale of shares upon delivery of an advance by the investor pursuant to the equity line of credit in the amount up to $2,000,000 is likely to result in substantial dilution to the interests of other stockholders. There is no upper limit on the number of shares that we may be required to issue. This will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock and may result in a change of control of our company.

         UNDER THE LINE OF CREDIT, THE INVESTOR WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

         The common stock to be issued under the equity line of credit will be issued at a 5% discount to the lowest closing bid price for the five days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

         THE SALE OF OUR STOCK UNDER OUR EQUITY LINE COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE

         In many circumstances the provision of an equity line of credit for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if the company has not performed in such a manner to show that the equity funds raised will be used to grow the company. Such an event could place further downward pressure on the price of common stock. Under the terms of our equity line the company may request numerous draw downs pursuant to the terms of the equity line. Even if the company uses the equity line to grow its revenues and profits or invest in assets which are materially beneficial to the company the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline.

         WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED

         We are to some extent dependent on external financing to fund our operations. Our financing needs are expected to be substantially provided from the equity line of credit. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $35,000 per advance.

         THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR EQUITY LINE OF CREDIT COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

         The number of shares of common stock issuable for each advance under the Equity Line is subject to adjustment, depending on the market price of our common stock. To the extent that the price of our common stock decreases during the pricing period, we will be required to issue additional shares for an advance.

         The following is an example of the amount of shares of our common stock that are issuable, upon issuance of an advance in the amount of $35,000, which is the maximum amount that may be funded per advance, by the investor, based on the market prices 25%, 50% and 75% below the current market value of $.02:



           PRICE PER SHARE       DISCOUNT OF 5%        NUMBER OF SHARES ISSUABLE        PERCENTAGE OF STOCK*
           ---------------       --------------        -------------------------        --------------------
           $.015                 $.01425                2,456,140                       2.85%
           $.01                  $.0095                 3,684,211                       4.21%
           $.005                 $.00475                7,368,421                       8.09%

         * Based on 83,743,997 shares outstanding

                  An increase in the number of shares of our common stock that will become available for sale in the public market may adversely affect the market price of our common stock and, as a result, could impair our ability to raise additional capital through the sale of our equity securities or convertible securities.

         Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

CREATION OF BLANK CHECK PREFERRED STOCK

         The amendment to the Company's Certificate of Incorporation, as amended, will create 10,000,000 authorized shares of "blank check" preferred stock. The proposed Amendment to the Company's Certificate of Incorporation, as amended, attached as Exhibit "A" to this information statement contains provisions related to the "blank check" preferred stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the proposed Certificate of Amendment to the Certificate of Incorporation as set forth in Exhibit "A."

         The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the board of directors of the Company upon issuance. The authorization of such blank check preferred stock would permit the board of directors to authorize and issue preferred stock from time to time in one or more series.

         Subject to the provisions of the Company's Certificate of Amendment to the Certificate of Incorporation and the limitations prescribed by law, the board of directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The board of directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its stockholders. The amendment to the Certificate of Incorporation, as amended, would give the board of directors flexibility, without further stockholder action, to issue preferred stock on such terms and conditions as the board of directors deems to be in the best interests of the Company and its stockholders.

         The amendment will provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the board of directors for any proper corporate purpose. It is anticipated that such purposes may include exchanging preferred stock for Common Stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

         Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the board of directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the board of directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

         While the amendment may have anti-takeover ramifications, the board of directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the board of directors enabling the board of directors to consider the proposed transaction in a manner that best serves the stockholders' interests.

         The Company has no present plans, arrangements, commitments or understandings for the issuance of additional shares of Preferred Stock.

                             ADDITIONAL INFORMATION

The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2002 and quarterly report on Form 10-QSB for the quarter ended June 30, 2003 are being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to Robert White, Secretary, Pick-Ups Plus Inc., 4360 Ferguson Drive, Suite 120 Cincinnati, Ohio 45245; (513) 398-4344.

                                            By Order of the Board of Directors,

                                            /s/ Merritt Jesson

                                            Merritt Jesson, President

Cincinnati, Ohio
August 20, 2003

EXHIBIT A


                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                               PICK-UPS PLUS INC.

         The undersigned, being the President and Secretary of PICK-UPS PLUS INC., a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

         1. The name of the Corporation (hereinafter referred to as the "Corporation") is Pick Ups Plus Inc. The date of filing the original Certificate of Incorporation with the Secretary of State of Delaware was February 22, 1993. The date of the filing of the First Certificate of Amendment to the Certificate of Incorporation with the Secretary of the State of Delaware was October 31, 1994. The date of the filing of the Second Certificate of Amendment to the Certificate of Incorporation with the Secretary of the State of Delaware was January 1, 1999. The date of the filing of the Third Certificate of Amendment to the Certificate of Incorporation with the Secretary of the State of Delaware was July 20, 1999. The date of the filing of the Fourth Certificate of Amendment to the Certificate of Incorporation with the Secretary of the State of Delaware was February 25, 2002.

         2. The certificate of incorporation of the Corporation is hereby amended by replacing Article Fourth, in its entirety, with the following:

                  "FOURTH: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.001. The second class of stock shall be Preferred Stock, par value $1.00. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.



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                  The total number of shares of stock of each class which the
         Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

         CLASS             PAR VALUE                AUTHORIZED SHARES
         Common            $0.001                     250,000,000
         Preferred         $1.00                       10,000,000
                                                      -----------
                           Totals:                    260,000,000"

         3. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by Robert White, its President and Secretary, this ___ day of ___, 2003.

                                         PICK-UPS PLUS INC.

                                         By: _______________________________
                                                Merritt Jesson, President


                                         By:_______________________________
                                              Robert White, Secretary

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